Exhibit 99.2

Contact:          Raymond Ahn
                  212-754-5359
                  ahr-info@blackrock.com


           Anthracite Capital, Inc. Reports Second Quarter Earnings;
                      Increases Credit Loss Expectations;
                            Dividend Yield Is 12.6%


New York, NY - August 6, 2003 - Anthracite Capital, Inc. ("Anthracite" or the "Company") (NYSE: AHR) today reported a loss for the second quarter of 2003 of $0.26 per share versus income of $0.18 per share for the first quarter of 2003 and $0.25 per share for the second quarter of 2002. This loss is primarily the result of an increase in loss expectations on certain 1998 controlling class CMBS assets. As previously disclosed certain of the Company's controlling class CMBS assets were experiencing cash flow interruptions.

Income from the operating portfolio ("Operating Earnings") for the quarter was $0.33 per share versus $0.40 per share for the first quarter of 2003 and $0.43 per share for the second quarter of 2002. The Company considers Operating Earnings to be net interest income after operating expenses and preferred dividends but before realized and unrealized gains and losses and impairment of securities. The Company believes Operating Earnings better reflects the quality of long-term earnings and dividend stability provided asset values remain stable.

(All numbers are thousands, except per share amounts).

Based upon the $0.35 per common share dividend paid on July 31, 2003 and the August 5, 2003 closing price of $11.15, Anthracite's annualized dividend yield is 12.6%.

Second quarter net loss includes a charge of $0.56 per share which resulted from an increase in expected underlying loan losses on certain 1998 vintage Commercial Mortgage Backed Securities ("CMBS") assets. The increase in loss expectations triggered an impairment charge according to previously disclosed Company accounting policies and as required the accounting standard EITF (Emerging Issue Task Force) 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." Actual underlying loan losses recognized to date are still below original expectations, but the Company believes additional loss expectations are warranted. The increase in expected losses on these CMBS assets will decrease Operating Earnings by approximately $0.07 per share per year. The current value of the affected securities was largely reflected in the Company's March 31, 2003 reported book value because these assets are held as "available for sale" and marked to market in "accumulated other comprehensive loss" on the balance sheet.

Included in net loss, for the second quarter, are realized and unrealized gains and losses that net to a loss of $1,422 ($0.03 per share), which are attributable to the sale of a portion of the Company's Residential Mortgage Backed Securities ("RMBS") portfolio. During the quarter, the Company acquired or committed to acquire $269,000 par amount of Commercial Real Estate Securities and newly originated mezzanine loans, and reduced RMBS holdings by over $600,000.

Hugh Frater, President and CEO of the Company, stated, "The performance of the majority of our credit sensitive portfolios remains consistent with or better than our original expectations, but it is necessary and prudent in the current commercial real estate environment to increase our underlying loan loss expectations and reduce the income attributable to certain transactions. In future periods, strong underlying loan collateral performance on these or other transactions may enable us to decrease loss provisions and increase income. The increase in our investment in newer vintage CMBS and the reduction in our RMBS exposure over the past quarter supports our goal of stable earnings and dividends. While low interest rates in the second quarter provided a challenging environment for reinvestment, the Company was able to lower its cost of capital by issuing fixed rate redeemable preferred stock. The recent increase in long-term interest rates and credit spreads should provide more compelling investment opportunities to enable us to enhance our Operating Earnings and support our dividend."

The Company's second quarter Operating Earnings represent an annualized return on the quarter's average common stock equity "Annualized ROE" of 17.7% and net interest margin of 3.0%. Annualized ROE and the net interest margin for the year earlier period was 22.6% and 4.7%, respectively. This change was due to a significant reduction in the size of the Company's RMBS portfolio and increased hedging expenses from greater reliance on interest rate swaps. The components of realized loss include $21 of hedge ineffectiveness that was reclassified from interest income to other gains.

During the second quarter, aggregate leverage decreased from 5.41:1 to 3.95:1. Short-term borrowing on credit sensitive positions was 0.78:1. As of June 30, 2003, the Company's exposure to changes in short-term interest rates result in a $0.035 change in annual net income per share for every 50 basis point change in LIBOR. The Company's book value is dependent on long-term interest rates and credit spreads. As of June 30, 2003, sensitivity to long-term rates is approximately 3.0% for each 50 basis point change in long-term rates and approximately 4% for a 50 basis point change in credit spreads. These percentages will change if fluctuations greater than 50 basis points occur in long-term rates or credit spreads.

Recognition of Unrealized Losses

The Company performed an analysis of its current underlying loan loss expectations and credit performance of its 1998 vintage "controlling-class" CMBS. The Company increased expected underlying loan loss expectations on four securities from three 1998 vintage CMBS transactions. As a result of the increase in loss expectations, the Company is incurring an impairment charge of $27,014, as required by EITF 99-20. Three of the four securities are not rated and the fourth security is rated CCC by Fitch Ratings. Securities which are not rated are highly sensitive to changes in the timing of losses recognized on the underlying loans. Even though losses recognized on the underlying loans to date are still significantly less than original estimates, the Company maintains its belief that losses in 2003 will continue to rise due to weak conditions in many commercial real estate markets. The Company felt it was appropriate to increase the total amount of expected losses of these transactions. The Company's increased loss expectations do not affect the market value of the securities.

Loss expectations of the underlying loans for the 1998 vintage transactions prior to June 30, 2003 were $127,080, or 1.71% of collateral outstanding, net of defeased loans. A defeased loan is a loan that has not paid off, but is fully collateralized by U.S. Treasury obligations. The Company's loss expectations for its 1998 vintage transactions now total $158,292, or 2.13% of collateral outstanding, net of defeased loans. These loss expectation levels are consistent with the current loss estimates for transactions underwritten after 1998. As of June 30, 2003, the Company's loss expectations by vintage year are as follows:


                    Loss           Collateral          % of
                 Expectation       Balance *        Collateral
               ---------------- ----------------- ----------------
    1998              $158,292        $7,418,035            2.13%
    1999                18,675           727,525            2.57%
    2001                23,756           968,448            2.45%
    2003                23,131         1,003,183            2.31%
               ---------------- ----------------- ----------------
                      $223,854       $10,117,191            2.21%

    *net of defeased loans

The CMAC 98-C2 CMBS transaction credit performance has lagged all other transactions in the Company's CMBS portfolio and is the only 1998 vintage transaction owned by the Company which has delinquencies above that of the Lehman index of 1998 vintage transactions. During the second quarter of 2003, the outstanding principal balance of the Class M security was reduced by $6,996 to $36,406. Eleven underlying loans with an original principal of $24,342 have been resolved with a weighted average loss severity of 34.6%; five loans resulted in no loss. The Company has active loss mitigation strategies with respect to the loan seller including pursuing an indemnification, initiating a put back of an asset, and initiating litigation against the loan seller regarding mis-representations made in connection with one of the loans.

Over the remainder of 2003, the Company expects an additional seven underlying loan resolutions for CMAC 1998-C2. These seven loans have an original principal balance of $62,768. Fitch Ratings has placed the B and B- rated classes of CMAC 98-C2 on negative watch due to the pending loan resolutions. As shown in the table below, the delinquency experience of the underlying loans is the highest of the three transactions and significantly above loss expectations for comparable 1998 transactions as reported in the Lehman conduit guide. The June 30, 2003 impairment charge related to the non-rated and CCC rated classes of this transaction is $19,217, or $0.40 per share.

The Company owns 65% of the non-rated Class M security from the LBCMT 98-C1 CMBS transaction. During the second quarter 2003, the outstanding principal balance for this security was reduced by $9,284 to $7,991. Two loans with an original par of $29,779 were resolved and resulted in a 33.4% loss severity. The June 30, 2003 impairment charge related to this security is $5,573, or $0.12 per share.

The Company owns 65% of the non-rated Class N security of the GMAC 98-C1 CMBS transaction. During the second quarter 2003, the principal balance for this security was reduced by $904 to $8,396. One loan was resolved at a loss of $887, which represented a 18% loss severity. The June 30, 2003 impairment charge related to this security is $2,224, or $0.05 per share.

Prior to the impairment charge, the weighted average loss-adjusted yield on the Company's controlling-class CMBS was 10.25%. After the impairment charge, the weighted average loss-adjusted yield is 10.14%.

The table below shows current delinquency and underlying loan losses recognized on the Company's controlling-class CMBS, and the impact of increased underlying loan loss expectations as a percentage of underlying loans.


                                                                                            Losses
                                                     Post Impairment       Losses        Recognized as
                                    June 30, 2003    Underlying Loan    Recognized as        % of
                                   Underlying Loan         Loss           % of Loss       Underlying
                                     Delinquency       Expectations     Expectations        Loans*
                                  ------------------ ----------------- ---------------- ----------------

    CMAC 98-C2                                3.67%             2.63%           26.46%            0.57%
    LBCMT 98-C1                               1.92%             2.63%           28.67%            0.65%
    GMAC 98-C1                                2.12%             1.56%            3.83%            0.06%
    CMAC 98-C1                                0.23%             1.44%           28.66%            0.45%
    DLJ 98-CG1                                1.27%             1.76%           20.25%            0.32%
      Sub-total 1998                          2.16%             2.13%           23.09%            0.45%
    transactions


    1999 Transactions                         1.39%             2.57%            2.93%            0.07%
    2001 Transactions                         0.11%             2.45%            0.00%            0.00%
    2003 Transactions                         0.43%             2.31%            0.00%            0.00%

                                  ------------------ ----------------- ---------------- ----------------
      Total-All Transactions                  1.74%             2.21%           16.85%            0.34%

         *As a % of cutoff balance


The table below shows the Lehman Brothers June 2003 Conduit Guide delinquency statistics by vintage year.


                     Delinquency as a % of         Losses Recognized as % of
                          Underlying Loans                  Underlying Loans
                  ------------------------- ---------------------------------
    1998                             2.22%                             0.42%
    1999                             1.91%                             0.15%
    2001                             0.77%                             0.03%
    2003                             0.02%                             0.00%

Acquisition of New CMBS
After the close of the 2003 second quarter, the Company acquired $62,111 of par of a 2003 vintage controlling-class CMBS transaction. $20,000 of these securities will be used to complete the ramp-up financing facility from the December 2002 CDO. Underlying loan loss expectations on the collateral are estimated at 2.35%. The loss-adjusted yield on the securities rated B- and lower in aggregate is 11.36%. The non-rated and B- rated tranches of this transaction were purchased to yield an initial cash-on-cash return of 21.17% and 18.86%, respectively, and loss-adjusted yields of 9.00% and 14.42%, respectively. The coupon for these two securities is 5.11%.



Commercial Real Estate Securities Income
The assets in the Company's two CDOs are unaffected by the new credit expectations. The net asset value of the CDOs increased by $7,922 net of hedges. A breakdown of the Commercial Real Estate Securities portfolio income for the quarters ended June 30, 2003 and March 31, 2003 is as follows:


                                                                 For the three months ended
                                                              June 30, 2003     March 31, 2003
                                                            --------------------------------------
Interest Income                                                    $23,032           $22,573
Interest Expense*                                                 (11,776)          (11,391)
                                                            --------------------------------------
Net Interest Income from Commercial                                $11,256           $11,182
  Real Estate Securities
                                                            ======================================

          *Including hedges in CDO I and II


Commercial Real Estate Loan Income
Direct holdings of commercial loans are held at cost unless a specific indication of impairment exists. To date, the Company's portfolio of commercial loans has never experienced a delinquency and all of the assets securing such loans are performing within the range of originally underwritten expectations.

A breakdown of the commercial real estate loan portfolio income performance for the quarters ended June 30, 2003 and March 31, 2003 is as follows:


                                                              For the three months ended
                                                           June 30, 2003      March 31, 2003
                                                       -----------------------------------------
Interest Income                                                 $2,103               $1,187
Interest Expense                                                 (108)                (102)
                                                       -----------------------------------------
Net Interest Income from Commercial                             $1,995               $1,085
  Real Estate Loans
                                                       =========================================


Residential Mortgage Backed Securities
During the second quarter, the Company reduced its investments in RMBS as the need to maintain liquid assets continued to decline. Total investment in RMBS was reduced 41% from approximately $1,500,000 at December 31, 2002 and was reduced further from March 31, 2003 balances. The Company's remaining investments in RMBS at June 30, 2003 is $888,878. By reducing the Company's investments in RMBS, Operating Earnings will be reduced; however, less reliance on RMBS is expected to provide greater stability of the Company's Operating Earnings over the long term. The RMBS markets have been extremely volatile on a mark-to-market basis as prepayments reached record levels through June 2003, and as interest rates increased sharply in June and July 2003.

At the beginning of the second quarter, the Company changed its strategy of hedging RMBS with U.S. Treasury futures to utilizing interest rate swaps which, while more expensive to use, have tended to demonstrate a more consistent relationship with RMBS. This change resulted in an increase in the Company's swap notional by $606,000, and caused a reduction in Operating Earnings of $0.04 per share for the quarter. A breakdown of the RMBS portfolio income performance for the quarters ended June 30, 2003 and March 31, 2003 is as follows:

                                           For the three months ended
                                       June 30, 2003        March 31, 2003
                                   --------------------------------------------
Interest Income                            $16,126              $17,909
Interest Expense *                          (9,867)              (7,940)
                                   --------------------------------------------
Net Interest Income                          6,259                9,969
                                   --------------------------------------------
Realized loss                               (1,928)              (8,672)
Unrealized gain (loss) in value                506               (1,731)
                                   --------------------------------------------
Net Income (loss) from RMBS                 $4,837                $(434)
                                   ============================================

   * Includes hedging expense


Book Value
Net book value per share at quarter end was $7.17 based upon market prices provided by dealers for securities available for sale. As the Company's portfolio matures, the net book value of credit sensitive CMBS securities held by the Company will increase towards its original purchase cost provided that the Company's estimates of expected credit losses are reasonably accurate. Alternatively, if the Company's loss expectations prove to be too high an increase in the yield may be required in the future. The unrealized loss on all subordinated CMBS at June 30, 2003 was $44,289. This amount reflects the amount of recovery net of expected underlying loan losses if the portfolio is held to maturity. Net book value per share decreased approximately 5.4% from $7.58 at March 31, 2003 due to sharp rises in interest rates and wider interest rate spreads on certain CMBS assets.


Preferred Stock Issuance
On May 21, 2003, the Company lowered its cost of long-term capital with the issuance of $57,500 of Series C Cumulative Redeemable Preferred Stock. The new Series C Preferred Stock will pay an annual dividend of 9.375%. The Company invested part of the proceeds in investment grade CMBS and unsecured REIT debt. As a result, investments in Commercial Real Estate Securities increased by 20% to $1,147,398.


GAAP Reconciliation
The table below reconciles Net Income per common share with Operating Earnings per common share:


                                                    Three Months Ended              Six Months Ended
                                           -------------------------------------------------------------
                                             6/30/03      3/31/03     6/30/02           6/30/03
                                           -------------------------------------------------------------
 Operating Earnings per share                 $0.33        $0.40       $0.43             $0.73
 Gain/(loss) on sale of securities
 available for sale                            0.07        0.01         0.09             0.07
 Gain/(loss) on securities classified as
 held for trading*                            (0.10)      (0.22)       (0.25)           (0.32)
 Foreign currency gain/(loss) & hedge
 ineffectiveness                                -         (0.01)       (0.02)           (0.01)
 Loss on impairment of asset                  (0.56)         -           -              (0.56)
                                           -------------------------------------------------------------
 Net Income (loss) per share                 $(0.26)       $0.18       $0.25            $(0.09)

                 *Includes hedges


Dividend Reinvestment Plan
Anthracite has a dividend reinvestment plan that provides current owners of its common stock with a simple, economical and convenient method of increasing their investment. Even if you are not a current owner of Anthracite common stock, the Company's transfer agent can issue registered stock directly to you without commission or markup. This transaction can be done regardless of whether or not shares are held in street name. To take advantage of this program, shareholders must submit a signed Request for Waiver to the Company. A printable version of the form is available on the Company's website or investors can call or email the Company to obtain the Waiver and instructions via fax.

To request a prospectus and receive enrollment materials or to ask questions about the plan, interested investors and shareholders may contact the Company's transfer agent, American Stock Transfer & Trust Company, at 1-877-248-6416 or Investor Relations, Anthracite Capital, Inc., at 212-409-3333. The Company's website address is www.anthracitecapital.com. The Company is currently offering a 2% discount to the trailing 12-business day average provided the stock price remains above threshold levels established by the Company at the time.


About Anthracite
Anthracite is a specialty finance company that is externally managed by BlackRock Financial Management, Inc. ("BlackRock"), a New York City based investment manager with over $286 billion in global assets under management as of June 30, 2003. The Company's principal business objective is to generate net income for distribution to stockholders from the spread between the interest income on its mortgage-backed securities and commercial loan investments and the costs of financing these investments. BlackRock is a subsidiary of BlackRock, Inc. (NYSE: BLK) and a member of The PNC Financial Services Group, Inc. (NYSE:PNC), a diversified financial services organization. Through its affiliates, PNC originates commercial, multifamily and residential real estate loans, and services $79 billion in commercial mortgage loans for third parties through its Midland Loan Services, Inc. subsidiary as of June 30, 2003.


Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as "trend," opportunity," "pipeline," "believe," "comfortable," "expect," "current," "intention," "estimate," "position," "assume," "potential," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" or similar expressions. Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.

Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. In addition to factors previously disclosed in Anthracite's Securities and Exchange Commission (the "SEC") reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite's assets;
(3) the performance and operations of Anthracite's manager; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite, BlackRock or PNC; (11) terrorist activities, which may adversely affect the general economy, real estate, financial and capital markets, specific industries, and Anthracite and BlackRock; and (12) the ability of Anthracite's manager to attract and retain highly talented professionals.

Anthracite's Annual Report on Form 10-K for the year ended December 31, 2002 and Anthracite's subsequent reports filed with the SEC, accessible on the SEC's website at http://www.sec.gov, identify additional factors that can affect forward-looking statements.


                   Anthracite Capital, Inc. and Subsidiaries
                Consolidated Statements of Financial Condition
                     (in thousands, except per share data)

--------------------------------------------------------------------------------------------------------------------------------
                                                                            June 30, 2003               December 31, 2002
                                                                             (Unaudited)

ASSETS
Cash and cash equivalents                                                               $  14,259                     $  24,698
Restricted cash equivalents                                                                56,756                        84,485
Commercial real estate securities                                                       1,147,398                       894,345
Commercial real estate loans                                                               55,556                        65,664
Residential mortgage backed securities                                                    888,878                     1,506,450
Equity investment in Carbon Capital, Inc.                                                  18,570                        14,997
Investments in real estate joint ventures
                                                                                            7,844                         8,265
Receivable for investments sold                                                               670                             -
Other assets
                                                                                           71,899                        40,447
                                                                                  ----------------             -----------------
     Total Assets                                                                      $2,261,830                    $2,639,351
                                                                                  ================             =================


LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Borrowings:
    Collateralized debt obligations                                                      $684,778                      $684,590
    Secured by pledge of commercial real estate securities                                163,503                        42,861
    Secured by pledge of commercial real estate loans                                      14,667                        14,667
    Secured by pledge of residential mortgage backed securities                           850,294                     1,418,206
    Secured by pledge of real estate joint ventures
                                                                                             512                         1,337
   Total borrowings                                                                    $1,713,754                    $2,161,661
Payable for investments purchased
                                                                                           21,653                           524
Distributions payable
                                                                                           17,299                        16,589
Other liabilities
                                                                                           75,221                        54,361
                                                                                  ----------------             -----------------
     Total Liabilities
                                                                                        1,827,927                     2,233,135
                                                                                  ----------------             -----------------


Stockholders' Equity:
Common stock, par value $0.001 per share; 400,000 shares authorized;
     48,142 shares issued and outstanding in 2003; and
     47,398 shares issued and outstanding in 2002
                                                                                               48                            47
10% Series B Preferred stock, liquidation preference $43,942
       in 2003 and $47,817 in 2002                                                         33,431                        36,379
9.375% Series C Preferred stock, liquidation preference $57,500
       in 2003                                                                             55,513                             -
Additional paid - in capital
                                                                                          522,334                       515,180
Distributions in excess of earnings                                                      (61,830)                      (24,161)
Accumulated other comprehensive loss                                                    (115,593)                     (121,229)
                                                                                  ----------------             -----------------
      Total Stockholders' Equity
                                                                                          433,903                       406,216
                                                                                  ----------------             -----------------
      Total Liabilities and Stockholders' Equity                                       $2,261,830
                                                                                                                     $2,639,351
                                                                                  ================             =================


                                               Anthracite Capital, Inc.
                                   Consolidated Statements of Operations (Unaudited)
                                          (in thousands, except per share data)

------------------------------------------------------------------------------------------------------------------------------
                                                                 For the Three Months Ended       For the Six Months Ended
                                                                        June 30, 2003                  June 30, 2003
                                                               ---------------------------------------------------------------
Operating Portfolio
Income:
    Commercial real estate securities                                                  $23,032                        $45,605
    Commercial real estate loans                                                         2,103                          3,290
    Residential mortgage backed securities                                              16,126                         34,035
    Earnings from real estate joint ventures                                               238                            473
    Earnings from equity investment                                                        702                          1,445
    Cash and cash equivalents                                                              209                            385
                                                                                    ----------                     ----------
        Total income                                                                    42,410                         85,233
                                                                                    ----------                     ----------
Expenses:
    Interest expense:
       Collateralized debt obligations                                                  11,077                         21,990
       Commercial real estate securities                                                   699                          1,177
       Commercial real estate loans                                                        108                            210
       Residential mortgage backed securities                                            5,103                         10,052
       Real estate joint ventures                                                            7                             17
    Hedging Expense                                                                      4,764                          7,755
    General and administrative                                                             591                          1,173
    Management fee                                                                       2,649                          5,226
                                                                                    ----------                     ----------
        Total expenses                                                                  24,998                         47,600
                                                                                    ----------                     ----------
Operating Earnings                                                                      17,412                         37,633
                                                                                    ----------                     ----------

Other gain (losses):
Realized loss                                                                           (1,928)                       (10,459)
Unrealized gain (loss)                                                                     506                         (1,225)
Hedge Ineffectiveness                                                                       21                           (241)
Loss on impairment of assets                                                           (27,014)                       (27,014)
       Total other loss                                                                (28,415)                       (38,939)

Net Loss                                                                               (11,003)                        (1,306)

Dividends on preferred stock                                                             1,611                          2,806

Net Loss attributable to Common Shareholders                                           (12,614)                        (4,112)

Income from operating portfolio per share:
     Basic                                                                               $0.33                          $0.73
      Diluted                                                                            $0.33                          $0.73

Net Loss per share, basic                                                               $(0.26)                        $(0.09)

Net Loss per share, diluted                                                             $(0.26)                        $(0.09)

Weighted average number of shares outstanding:
    Basic                                                                               47,862                         47,728
    Diluted                                                                             47,883                         47,746